UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

AQUAMED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56066	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously announced, on September 10, 2019, AquaMed Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Initial Investors”), pursuant to which, the Company agreed to sell to the Initial Investors, and the Initial Investors agreed to purchase, an aggregate of $175,000 (the “Purchase Price”) of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), on the initial closing date (the “Initial Closing”), and an aggregate of up to $575,000 of shares of Common Stock on a subsequent closing date, at a price per share equal to $0.053525. On September 10, 2019, the Initial Closing occurred, and the Company issued an aggregate of 3,269,500 shares to the Initial Investors.

On October 23, 2019, the Company and the Initial Investors amended the Purchase Agreement (the “Amendment”) to reduce the per share purchase price to $0.014 (the “Per Share Purchase Price”).

On November 7, 2019, the Company and certain accredited investors (the “Subsequent Investors”) entered into Joinder Agreements to the Purchase Agreement, as amended by the Amendment (collectively, the “Joinder Agreement”), pursuant to which each such Subsequent Investor became a party to the Purchase Agreement, as amended by the Amendment, and the Company agreed to sell to the Subsequent Investors, and the Subsequent Investors agreed to purchase, an aggregate of $560,000 of shares of Common Stock, at the Per Share Purchase Price. On November 7, 2019, the Company closed the sale of the Common Stock pursuant to the Joinder Agreement (the “Subsequent Closing”), and the Company issued an aggregate of 39,999,997 shares of Common Stock (the “Subsequent Investor Shares”) to the Subsequent Investors.

The Purchase Agreement provided that in the event that the Purchase Agreement is amended between Initial Closing and the Subsequent Closing to reduce the per share purchase price, then the Initial Investors shall be entitled to receive from the Company additional shares of Common Stock, for no additional consideration, in an amount sufficient that the pro rata portion of the Purchase Price paid by such Initial Investor for the shares of Common Stock purchased pursuant to the Purchase Agreement, when divided by the total number of shares acquired by such Initial Investor at the Initial Closing plus such additional shares of Common Stock issued will equal the reduced per share purchase price. In accordance with the Purchase Agreement, the Company issued an aggregate of 9,230,500 shares of Common Stock to the Initial Investors (the “Ratchet Shares”).

The Subsequent Investor Shares and the Ratchet Shares issued and sold to the Subsequent Investors and the Initial Investors were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Each Investor represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

The foregoing descriptions of the Purchase Agreement, the Amendment and the Joinder Agreement are qualified in their entirety by reference to the Purchase Agreement, the Amendment and the Joinder Agreement which is attached as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 – Entry Into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 14, 2019, the Company filed an amendment to the certificate of incorporation to change the name of the Company to “NEXGEL, Inc.” (the “Name Change”) in order to better reflect the Company’s business moving forward. The Name Change is scheduled to be effective on November 14, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of AquaMed Technologies, Inc.
10.1	Form of Stock Purchase Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on September 23, 2019).
10.2	Amendment to the Stock Purchase Agreement, dated October 23. 2019, between the Company and the Initial Investors
10.3	Form of Joinder Agreement to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 14, 2019

AQUAMED TECHNOLOGIES, INC.

		By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer